                                                                    EXHIBIT 10.7
                                                                    ------------

                              CONSULTING AGREEMENT
                              --------------------

     THIS CONSULTING AGREEMENT is made as of March 1, 1999, between College Television Network, Inc., a Delaware corporation (the "Network"), and C. Thomas McMillen ("Consultant").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


     1.  Consulting Relationship. The Network hereby hires Consultant upon the
         -----------------------
terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Paragraph 4 hereof (the "Consulting Period").

     2.  Position and Duties.
         -------------------

          During the Consulting Period, Consultant shall provide services to the Network in connection with sales and promotions and shall devote his best business and professional efforts to the conduct of the Network's business, and shall devote an average of one (1) hour per business day to the business of the Network. Consultant shall provide the Network with a monthly written report of services provided each month within ten (10) days after the end of each month. Including, but not limited to the foregoing, Consultant shall perform the following services.

                (i) assist the Network in obtaining permission from additional colleges and universities to install its equipment in their common areas;

               (ii) assist the Network in expanding its programming to additional markets, such as international and military; and

               (iii) attempt to secure advertising sales from contacts of Consultant.

     3.  Base Compensation and Benefits.
         ------------------------------

          (a) Consultant shall receive a percentage commission (the "Commission Bonus") equal to ten percent (10%) of any net revenue (after any applicable agency fees) actually received by the Network from new sales procured by Consultant for the Network, which is entered into during the Consulting Period ("Commissionable Receipts"). The Commission Bonus shall be paid to Consultant monthly for Commissionable Receipts for the previous month. The Network shall provide an accounting of earned Commission Bonuses to Consultant on a monthly basis during the Consulting Period and at least every twelve (12) months after the Consulting Period has expired. After the Expiration Date, Consultant shall be entitled to the ten percent (10%) Commission Bonus for the remaining term of any advertising contract in existence on the Expiration Date, and a five percent (5%) Commission Bonus (rather than 10%) for the first written renewal contract for an advertiser for which Consultant previously was paid a Commission Bonus during the Consulting Period of this Agreement. In addition to the Commission Bonus, if Commissionable Receipts during the Term of this Agreement exceed $500,000, Consultant shall receive an additional $10,000 bonus and if the Commissionable Receipts during the Term of this Agreement exceed $1,000,000, Consultant shall receive an additional $25,000 bonus.

          (b) The services to be provided by Consultant include assistance to the Network in adding installations at military bases. If Consultant is successful in this goal, the Network agrees to pay Consultant as a one-time bonus $1.00 for each verified military viewer which allows the Network to present to advertisers as increased total viewership (the "Military Bonus"), as of the date of the agreement of the United States military to allow the Network to install its systems. The Military Bonus shall be a one-time bonus, and shall be paid on the date of substantial installation of the Network's system, provided that the system must remain installed for at least twelve (12) months.

          (c) During the Term of this Agreement, Consultant shall be paid $5,000 per month on the first day of each month commencing on March 1, 1999 as a draw against the Commission Bonus and Military Bonus (the "Draw"). The Draw shall be recouped out of the Commission Bonus and Military Bonus and shall be reconciled on each anniversary of this Agreement or the termination of this Agreement (whichever is sooner). Consultant shall not be liable for any Draw in excess of Commission Bonus upon termination of this Agreement.

          (d) The Network shall reimburse Consultant for all reasonable pre-approved expenses incurred in the course of performing the duties under this Agreement in accordance with the Network's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Network's requirements with respect to reporting and documentation of such expenses.

     4.  Term.    The "Consulting Period" shall commence on March 1, 1999 (the
         ----
"Effective Date") and shall terminate upon thirty (30) days written notice by either party to the other (the "Expiration Date").

     5.  Confidential Information.  The Consultant acknowledges that the
         ------------------------
information, observations and data obtained while performing services for the Network concerning the business or affairs of the Network ("Confidential Information") are the property of the Network. Therefore, Consultant agrees that, except in the performance of duties for the Network, that Consultant shall not during the Consulting Period or for two (2) years after the termination of this Agreement, for any reason whatsoever, disclose to any unauthorized person or use for its or his own account any Confidential Information without prior written consent of the Network, except (i) to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Consultant's wrongful acts or wrongful omissions to act, (ii) as necessary to comply with compulsory legal process, provided that Consultant shall provide prior notice to the extent possible regarding such disclosure,
(iii) as necessary to counsel
and other professional advisors retained by the Consultant, subject to the attorney/client privilege or a valid and binding non-disclosure agreement between Consultant and such professional and (iv) disclosures of information obtained, to Consultant's knowledge from a third party free of restrictions or disclosure of information in Consultant's possession which was obtained from a source other than the Network or its predecessors. Consultant shall deliver, at the Network's request and expense, to the Network at the termination of this Agreement, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to Confidential Information or the business of the Network which it, may then possess or have under its or his control.

     6.  Inventions and Patents.  Consultant agrees that all ideas, concepts,
         ----------------------
marketing strategies, management techniques, product development, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Network's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Consultant, while providing services for the Network ("Work Product") belong to the Network. Consultant will promptly disclose such Work Product to the Network and perform all actions reasonably requested by the Network (whether during or after the Consulting Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7.  Non-Compete, Non-Solicitation.
         -----------------------------

          (a) Consultant acknowledges that in the course of providing services for the Network he will become familiar with the Network's trade secrets and with other confidential information concerning the Network and that their services will be of special, unique and extraordinary value to the Network. Therefore, Consultant agrees that, during the Consulting Period and for two years after the termination of this Agreement, such termination being for any reason whatsoever (the "Non-Compete Period"), he shall not directly or indirectly manage, control, consult with or render services as an advisor, consultant, officer or salesperson for any business competing with the business of the Network, which is an information or entertainment network which has as its primary business, marketing to colleges or universities (and military bases if Consultant assists the Network in its expansion) (the "Business") within any geographical area in which the Network engages or plans to engage in such businesses, which is in the United States of America. Notwithstanding the foregoing, nothing herein shall prohibit Consultant, from being a passive owner of not more than 5% of the outstanding stock of any class of a company which is publicly traded that competes with the Business, so long as Consultant has no active participation in the management or the business of such company.

          (b) During the Non-Compete Period, Consultant shall not directly or indirectly, on behalf of any Person in the Business solicit, encourage, entice or induce (or attempt to do any of the foregoing) a customer of Network with whom Consultant had contact while providing services for the Network to cease doing business with Network.

          (c) During the Consulting Period and for eighteen months thereafter, Consultant shall not directly or indirectly through another entity (i) knowingly solicit, encourage, interview, entice, discuss with or induce or attempt to induce any employee of the Network to leave the employ of the Network, or in any way interfere with the relationship between the Network and any employee thereof, (ii) knowingly hire any person who was an employee of the Network at any time during the Consulting Period or (iii) knowingly induce or attempt to induce any customer, supplier, licensee or other business relation of the Network to cease doing business with the Network, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Network.

     8.  Enforcement.  If, at the time of enforcement of paragraphs 5, 6 or 7 of
         -----------
this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope and area. Because Consultants' services are unique and because the Consultant has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Network or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provision hereof (without posting a bond or other security).

     9.  Consultant Representations.  Consultant hereby represents and warrants
         --------------------------
to the Network that (i) the execution and performance of this Agreement by Consultant does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Consultant is a party or by which he is bound, and (ii) Consultant is not a party to or bound by any consulting agreement, employment agreement, non-compete agreement or confidentiality agreement with any other person or entity, which would prohibit his performance under this Agreement.

     10.  Notices.  Any notice provided for in this Agreement shall be in
          -------
writing and shall be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by telecopy or reputable overnight courier service (charges prepaid) to the recipient at the address or telecopy number below indicated:

     Notice to Consultant:
                    C. Thomas McMillen
                    666 11th Street, N.W.
                    Washington, D.C.  20001

     Notices to Network:


                    College Television Network, Inc.
                    5784 Lake Forrest Drive, Suite 275
                    Atlanta, Georgia  30328
                    Telecopy No.: (404) 257-9517
                    Attention:  Jason Elkin

     With a Copy to:
                    Morris, Manning and Martin, LLP
                    1600 Atlanta Financial Center
                    3343 Peachtree Road, NE
                    Telecopy No.: (404) 365-9532
                    Attention: Neil H. Dickson, Esq.

or such other address or telecopy number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     11.  Severability.  Whenever possible, each provision of this agreement
          ------------
will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     12.  Complete Agreement.  This Agreement embodies the complete agreement
          ------------------
and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement supersedes any previous Consulting Agreements between Consultant and the Network.

     13.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which to be an original and all of which taken together constitute one and the same agreement.

     14.  Successors and Assigns.  This Agreement is intended to bind and inure
          ----------------------
to the benefit of and be enforceable by all parties and their respective heirs, successors and assigns, except that Consultant may not assign his rights or delegate his obligations hereunder without the prior written consent of the Network.

     15.  Amendment and Waiver.  The provisions of this Agreement may be amended
          --------------------
or waived with the prior written consent of the Network and Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

     16.  Independent Contractor.  Consultant does hereby agree and acknowledge
          ----------------------
that he is an independent contractor, which controls his own day to day activities and are not employees, joint venturers or partners of the Network. Further Consultant shall not have the ability to bind Network and all advertising sold must be approved by the Network. Consultant shall indemnify and hold harmless the Network for any taxes owed by Consultant which may be assessed against the Network.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              COLLEGE TELEVISION NETWORK, INC.


                              By:/s/ Jason Elkin
                                 ---------------
                              Its:Chief Executive Officer


                              CONSULTANT:


                              /s/ C. Thomas McMillen
                              ----------------------
                              C. Thomas McMillen